UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017 (August 02, 2017)

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A  revises the Form 8-K (the “Original 8-K”) filed on August 4, 2017 to correct certain inaccuracies in the Original 8-K. Specifically correcting that Mr. Nissensohn received warrants as opposed to options and correcting the total number of options issued.

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Original Form 8-K, on August 02, 2017, Quest Solution, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Mr. Carlos Jaime Nissensohn (the “Consultant”). The Original 8-K referenced that the Consultant received 1,500,000 options but they were actually warrants with the same exercise price of $0.11 per share.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Company’s board of directors (the “Board”) adopted a Share Purchase Option Plan (the “Option Plan”), whereby the Board may grant to directors, officers, employees, or consultants of the Company options to acquire shares of common stock in order to provide an inducement and serve as a long term incentive program. Pursuant to the Option Plan on August 02, 2017, the Board issued an aggregate of 3,500,000 options to purchase shares of common stock of the Company to directors and officers at an exercise price of $0.11 per share (the “Issuance”). The number of options issued under the Option Plan should be 3,500,000 rather than the 5,000,000 disclosed in the 8-K filed on August 4, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1*	Consulting Agreement dated August 2, 2017, by and between Quest Solution, Inc. and Mr. Carlos Nissensohn

* Filed with the Original Form 8-K filed on August 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2017

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
Director, President and CEO